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                                                              EXHIBIT 11

               RHONE-POULENC RORER INC. AND SUBSIDIARIES
               Computation of Earnings Per Common Share
    (Unaudited-dollars and shares in millions except per share data)

                                                Three Months Ended
                                                  September 30,
                                               --------------------
                                                 1997        1996
                                               --------   ---------
Earnings per common share, primary:

Net income before preferred dividends
and remuneration                               $ 79.6     $  109.3

Less: Dividends on preferred stock and
remuneration on capital equity notes            (10.8)       (11.9)
                                               --------   ---------
Net income available to common shareholders    $ 68.8     $   97.4
                                               ========   =========
Average shares outstanding                      137.5        136.2
                                               ========   =========
Net income available to common shareholders
per share                                      $   .50    $     .72
                                               ========   =========


Earnings per common share, fully diluted:

Net income before preferred dividends and
remuneration                                   $ 79.6     $  109.3

Less: Dividends on preferred stock and
remuneration on capital equity notes            (10.8)       (11.9)
                                               --------   ---------
Net income available to common shareholders    $ 68.8     $   97.4
                                               ========   =========
Average shares outstanding                      137.5        136.2

Shares contingently issuable for stock plan       3.0          2.6
                                               --------   ---------
Average shares outstanding, assuming full
dilution                                        140.5        138.8
                                               ========   =========
Net income available to common shareholders
per share, assuming full dilution              $   .49    $     .70
                                               ========   =========

This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.

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                                                      EXHIBIT 11

               RHONE-POULENC RORER INC. AND SUBSIDIARIES
                Computation of Earnings Per Common Share
    (Unaudited-dollars and shares in millions except per share data)

                                                Nine Months Ended
                                                  September 30,
                                               --------   --------
                                                 1997       1996
                                               --------   --------
Earnings per common share, primary:

Net income before preferred dividends and
remuneration                                   $ 235.1    $ 296.5

Less: Dividends on preferred stock and
remuneration on capital equity notes             (32.7)     (33.2)
                                               --------   --------
Net income available to common shareholders    $ 202.4    $ 263.3
                                               ========   ========
Average shares outstanding                       137.1      135.6
                                               ========   ========
Net income available to common shareholders
per share                                      $   1.48   $   1.94
                                               ========   ========


Earnings per common share, fully diluted:

Net income before preferred dividends and
remuneration                                   $ 235.1    $ 296.5

Less: Dividends on preferred stock and
remuneration on capital equity notes             (32.7)     (33.2)
                                               --------   --------
Net income available to common shareholders    $ 202.4    $ 263.3
                                               ========   ========
Average shares outstanding                       137.1      135.6

Shares contingently issuable for stock plan        3.0        2.6
                                               --------   --------
Average shares outstanding, assuming full
dilution                                         140.1      138.2
                                               ========   ========
Net income available to common shareholders
per share, assuming full dilution              $   1.44   $   1.90
                                               ========   ========

This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.